UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 19, 2012, Resource Capital Corp. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Resource Capital Manager, Inc. (the “Manager”) and MLV & Co. LLC (“MLV”) to sell up to (i) 600,000 shares of its 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) 1,000,000 shares of its 8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), from time to time through an “at the market” equity offering program under which MLV will act as sales agent.

Pursuant to the Sales Agreement, the Preferred Stock may be offered and sold through MLV in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, as well as in privately negotiated transactions. The Sales Agreement provides that MLV, when MLV is acting as the Company’s agent, will be entitled to compensation of up to 2.00% of the gross sales price of the Securities sold through MLV from time to time under the Sales Agreement. We may also sell shares of Preferred Stock to MLV as principal for its own account at a price agreed upon at the time of sale. The Company has no obligation to sell any of the Preferred Stock under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement. A copy of the Sales Agreement is attached as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

The Securities will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-174739). The Company filed a prospectus supplement, dated November 19, 2012 with the Securities and Exchange Commission in connection with the offer and sale of the Securities.

MLV and its affiliates have provided, and may in the future provide, various investment banking and advisory services to the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

On November 19, 2012 Foley & Lardner LLP and Ledgewood, P.C. rendered their opinions as to the validity of the Preferred Stock to be issued and sold from time to time pursuant to the Sales Agreement and a tax opinion, copies of which are filed as Exhibits 5.1 and 8.1 hereto, respectively, which opinions are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Sales Agreement discussed above, the existing At-the-Market Issuance Sales Agreement dated June 28, 2012, among the Company, the Manager and MLV was terminated and is no longer of any force or effect.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Department”) classifying an additional 8,735,000 shares of the Company’s authorized preferred stock as additional shares of Series A Preferred Stock. The reclassification increases the number of authorized shares classified as Series A Preferred Stock from 1,265,000 shares immediately prior to the reclassification to 10,000,000 shares immediately after the reclassification. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	At-The-Market Issuance Sales Agreement dated November 19, 2012, by and among Resource Capital Corp., Resource Capital Manager, Inc. and MLV & Co. LLC.

3.1	Articles Supplementary to Articles of Incorporation of the Company, as amended.

5.1	Opinion of Foley & Lardner LLP with respect to validity of the Preferred Stock.

8.1	Opinion of Ledgewood, P.C. with respect to tax matters.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: November 19, 2012		/s/ David J. Bryant
	Name:	David J. Bryant

	Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer